SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 8, 1998

                      APPLE RESIDENTIAL INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)

VIRGINIA                            0-23983                      54-1816010
(State of                         (Commission                  (IRS Employer
incorporation)                     File Number)              Identification No.)

306 EAST MAIN STREET
RICHMOND, VIRGINIA                                                23219
(Address of principal                                            (Zip Code)
executive offices)

               Registrant's telephone number, including area code:
                                 (804) 643-1761

                      APPLE RESIDENTIAL INCOME TRUST, INC.

                                    FORM 8-K

                                      Index

                                                                                      Page
                                                                                    Number
                                                                                    ------
Item 2.      Acquisition or Disposition of Assets                                        4

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

         a.  Independent Auditors' Report                                                9
             (Bitter Creek Apartments)*

             Historical Statement of Income and
             Direct Operating Expenses
             (Bitter Creek Apartments)*

             Note to Historical Statement of
             Income and Direct Operating
             Expenses (Bitter Creek Apartments)*

         b.  Pro Forma Statement of Operations                                          10
             for the Year ended December 31, 1997
             (unaudited)*

             Pro Forma Statement of Operations
             for the Quarter ended March 31, 1998
             (unaudited)*

             Pro Forma Balance Sheet as of
             March 31, 1998 (unaudited)*

         c.  Exhibits

             10.1     Purchase Contract for Bitter Creek Apartments

             10.2     Property Management Agreement for Bitter Creek
                      Apartments

-----------------------
* To be filed by amendment.

     23.1    Consent of Independent Auditors*

-----------------------
* To be filed by amendment.

Item 2.  Acquisition or Disposition of Assets

                             BITTER CREEK APARTMENTS
                              Grand Prairie, Texas

         On May 8, 1998, Apple REIT Limited Partnership (together with its parent company, Apple Residential Income Trust, Inc., the "Company") purchased the Bitter Creek Apartments located at 2934 Alouette in Grand Prairie, Texas (the "Property").

         The Property comprises 472 apartment units. The purchase price for the Property was $13,505,000. The seller was Bitter Creek, L.P., a Texas limited partnership which was not affiliated with the Company, Apple Residential Advisors, Inc. (the "Advisor") or their affiliates. The purchase price was paid entirely in cash using proceeds from the sale of common shares of the Company. Title to the Property was conveyed to the Company by limited warranty deed.

         Location. The Property is located on Highway 360 in Grand Prairie, Texas, in Tarrant County, which is part of the greater Dallas/Fort Worth Consolidated Metropolitan Statistical Area, or as it is called locally, "The Metroplex." The following information is based in part upon information provided by the Dallas Chamber of Commerce.

         The Dallas/Fort Worth Metroplex is in the north-central part of Texas and is composed of nine counties. The 1996 population of The Metroplex was approximately 4,400,000. The Dallas metropolitan area is the second largest in the state, behind Houston.

         The economy of the Dallas/Fort Worth area is complex and diversified. Key economic factors include a large manufacturing base (including as products military hardware, electronics, automobiles, industrial equipment, oil-field parts, food products and chemicals), banking, insurance services, communications, oil and gas production and air transportation. Major employers in the area include Texas Instruments, Southwestern Bell, General Motors, J.C. Penney, NationsBank and Vought Aircraft Company.

         The Metroplex is also an established transportation center for the nation. The Dallas/Fort Worth International Airport occupies approximately 17,600 acres of land between the two cities. It is the second largest commercial airport in the United States in terms of land area, and is the second busiest airport in the world, with more than 2,500 daily arrivals and departures.

         The area also has a well-established system of interstate highways and supporting secondary routes. The Metroplex is located at the hub of Interstates 35, 45, 20 and 30. Two outer loops, Interstate 635 in Dallas and Interstate 820 in Fort Worth, surround the respective cities.

         The many institutions of higher learning in the area include Southern Methodist University, the University of Texas at Dallas, the University of Texas at Arlington, the University of North Texas, and Texas Christian University.

         The immediate area surrounding the Property consists of other multi-family housing, single-family housing, commercial and retail development. The Property is an approximately 10-minute drive from the Dallas/Fort Worth International Airport, an approximately 20-minute drive from downtown Fort Worth and an approximately 20-minute drive from downtown Dallas.

         Description of the Property. The Property consists of 472 apartment units in 36 buildings on approximately 20.7 acres of land. The Property was constructed in 1982.

         The Property offers five different unit types. The unit mix and rents being charged new tenants as of March 1998 are as follows:

                                                Approximate Interior
    Quantity                    Type              Square Footage        Monthly Rental
    --------                    ----              --------------        --------------
       48             One bedroom, one                   600                $439
                      bathroom
      192             One bedroom, one                   720                 459
                      bathroom
      128             Two bedrooms, two                  950                 529
                      bathrooms
       72             Two bedrooms, two                1,000                 579
                      bathrooms
       32             Three bedrooms, two              1,150                 699
                      bathrooms

         All unit types are available with a fireplace for an extra $10 per month. The apartments provide a total of approximately 397,000 square feet of net rentable area.

         The Company believes that the Property has generally been well maintained and is in good condition. However, the Company has budgeted approximately $354,000 for repairs and capital improvements to the Property. These repairs and improvements will include clubhouse renovations, exterior painting and wood replacement, interior upgrades and a new fitness center.

         The following information is provided by the seller. Physical occupancy at the property averaged approximately 94% in 1993, 92% in 1994, 91% in 1995, 92% in 1996 and 96% in 1997. Leases at the property are generally for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two-bedroom, two-bathroom apartment (1,000 square feet) rented for $499 in 1993, $509 in 1994, $519 in 1995, $529 in 1996 and $539
in 1997. The average effective annual rental per square foot at the property for 1993, 1994, 1995, 1996 and 1997 was $6.83, 6.96, 7.10, 7.24, and 7.37,
respectively.

         The Property has two outdoor swimming pools with fountains, a tennis court, four laundry facilities and a sand volleyball court. There is also a clubhouse with a kitchen, entertainment area and a leasing office.

         The buildings are wood-frame construction with a combination of brick veneer and masonite hardboard on concrete slab foundations. Roofs are pitched and covered with fiberglass shingled on plywood.

         Each apartment unit has wall-to-wall carpeting in the living area and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and an individually controlled heating and air-conditioning unit. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each unit (except the smallest one-bedroom unit) has full-sized washer/dryer connections. A total of 232 units have woodburning fireplaces, and each second-floor unit has vaulted ceilings. Each unit has walk-in closets, outside storage, a covered balcony or patio and ceiling fans. The owner of the property pays for cold water, sewer charges, gas (for hot water) and trash removal. The tenants pay for electricity service, which includes cooking, lighting, heating and air-conditioning.

         There are at least 12 apartment properties that compete with the Property. All offer similar amenities and generally have rents that are comparable to those of the Property. Based on a recent telephone survey, the Advisor estimates that occupancy at nearby competing properties averaged approximately 92% at March 31, 1998.

         As of April 14, 1998, the Property was approximately 92% occupied.

         The following table sets forth the 1997 real estate tax information on the Property:

                                       Assessed
    Jurisdiction                        Value                    Rate                        Tax
    ------------                        -----                    ----                        ---
County of Tarrant                     $8,700,000               $1.99520                  $173,582.05
City of Grand Prairie                  8,929,790                0.68000                    60,722.40
       Total                                                                             $234,304.45

         The basis of the depreciable residential real property portion of the Property (currently estimated at about $10,526,521) will be depreciated over
27.5 years on a straight-line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code of 1986, as amended (the "Code"). Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

         The Advisor and the Company believe that the Property is and will continue to be adequately covered by property and liability insurance.

         Material Factors Considered in Assessing the Property. The factors considered by the Advisor and the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

         1. The Dallas/Fort Worth area generally and the specific area in which the Property is located were perceived as being characterized by a diverse, stable and steadily growing economy. Accordingly, it was believed that such economy and its anticipated growth and development would support stable occupancy rates and reasonable increases in rents at the Property.

         2. Based upon an engineering report and its own inspections, the Advisor believes that the Property has been well maintained and is generally in good condition, although the Advisor believes that the planned repairs and improvements will allow an increase in rents at the Property.

         3. The Property has an advantageous location - approximately mid-way between Dallas and Fort Worth and near the Dallas/Fort Worth International
Airport - and is located in a rapidly-growing area proximate to centers of employment and retail development.

         Acquisition and Management Services and Fees. In consideration of services rendered to the Company in connection with the selection and acquisition of the Property, the Company paid Cornerstone Realty Income Trust, Inc. a property acquisition fee equal to 2% of the purchase price of the property, or $270,000. Cornerstone Realty Income Trust, Inc. will serve as property manager for the Property and for its services will be paid by the Company a monthly management fee equal to 5% of the gross revenues of the Property plus reimbursement of certain expenses.

         The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.

                                   ITEM 7.a.*



-------------------
* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   ITEM 7.b.*





--------------------
* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Apple Residential Income Trust, Inc.

Date: May 22, 1998                         By: /s/ Glade M. Knight
                                              ----------------------------------
                                              Glade M. Knight
                                              President of Apple Residential
                                              Income Trust, Inc.

                                  EXHIBIT INDEX

                      Apple Residential Income Trust, Inc.
                           Form 8-K dated May 8, 1998

Exhibit Number      Exhibit
--------------      -------

       10.1         Purchase Contract for Bitter Creek
                    Apartments

       10.2         Property Management Agreement
                    for Bitter Creek Apartments

       23.1         Consent of Independent Auditors*





* To be filed by amendment.